Exhibit 10.9

REVOLVING LOAN AND SECURITY AGREEMENT

by and between

AMPHASTAR PHARMACEUTICALS, INC.,

a Delaware corporation,

and

CATHAY BANK,
a California banking corporation

Dated as of April 10, 2012

THIS REVOLVING LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into as of the above date between CATHAY BANK, a California banking corporation (“Lender”), with offices at 9650 Flair Drive, El Monte, California 91731, and AMPHASTAR PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), whose chief executive office is located at 11570 6th Street, Rancho Cucamonga, California 91730 (“Borrower’s Address”).

1.                                      DEFINITIONS AND INTERPRETATIONS.

1.1                               Definitions.  As used in this Agreement, the following terms have the meanings set forth below.  Capitalized terms not defined herein shall have the meanings set forth in the Code, as defined below.

“Account” has the meaning set forth in Section 9102(a)(2) of the Code.

“Account Debtor” means a Person obligated on an Account, chattel paper or General Intangibles.

“Advance” means each advance, loan and financial accommodation from Lender to Borrower, whether now existing or hereafter arising and however evidenced, including those advances, loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.

“Affiliate” means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any Parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

“Agreement” means this Revolving Loan and Security Agreement as amended, modified or supplemented from time to time.  Each reference herein to “this Agreement,” “this Loan Agreement” “herein,” “hereunder,” “hereof” or other like words shall include this Agreement, and any annex, exhibit or schedule attached hereto or referred to herein.

“Anti-Money Laundering Laws” shall mean the USA Patriot Act of 2001, the Bank Secrecy Act, as amended through the date hereof, Executive Order 1 3324—Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended through the date hereof, and other federal laws and regulations and executive orders administered by OFAC which prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (such individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanction and embargo programs), and such additional laws and programs administered by OFAC which prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on any of the OFAC lists.

“Assignment of Deposit Account Agreement” has the meaning set forth in Section 4.8 of this Agreement.

“Audit” means (i) to inspect, audit and copy Borrower’s books and records, and (ii) to inspect and audit the Collateral.

“Borrower’s Address” has the meaning set forth in the introduction to this Agreement.

“Borrower’s Primary Operating Account” means Borrower’s demand deposit account with Lender, Account No. 11041633, into which substantially all of Borrower’s receipts from its operations are deposited and from which substantially all of Borrower’s disbursements for its operations are made.

“Borrowing Base” shall mean the sum of:  (a) eighty percent (80%) of the balance due on Eligible Accounts Receivable plus (b) thirty-five percent (35%) of the value of Eligible Inventory.  In determining the value of Eligible Inventory to be included in the Borrowing Base, Lender will use the lowest of (i) the Borrower’s cost, (ii) the Borrower’s estimated market value, or (iii) Lender’s independent determination of the resale value of such inventory in such quantities and on such terms as Lender deems appropriate; and, in no event, shall subsection (b) in the immediately preceding sentence exceed $7,000,000.00 for purposes of determining the Borrowing Base.  After calculating the Borrowing Base as provided above, Lender may deduct such reserves as Lender may establish from time to time in its reasonable credit judgment, including, without limitation, reserves for rent at leased locations subject to statutory or contractual landlord’s liens, inventory shrinkage, dilution, customs charges, warehousemen’s or bailees’ charges, and the amount of estimated maximum exposure, as determined by Lender from time to time, under any interest rate contracts which Borrower enters into with Lender (including interest rate swaps, caps, floors, options thereon, combinations thereof, or similar contracts).

“Borrowing Base Certificate” means a Borrowing Base Certificate substantially in the form of Exhibit A attached hereto, and incorporated herein by this reference.

“Borrowing Base Subline” shall have the meaning set forth in Section 2.4 hereof.

“Borrowing Base Supporting Documentation” has the meaning set forth in Section 9.3(a) of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which California banks are authorized or required to close.

“Change of Control” shall be deemed to have occurred at such time as a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the current holders of the ownership interests in any Borrower) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction, of fifty percent (50%) or more, of the total voting power of all classes of stock or other ownership interests then outstanding of any Borrower normally entitled to vote in the election of directors or analogous governing body.

“Closing Date” means the date that all conditions precedent under Section 6.1 of this Agreement are satisfied.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California, from time to time.

“Collateral” has the meaning set forth in Section 5.2 of this Agreement.

“Collateral Costs” has the meaning set forth in Section 7.5 of this Agreement.

“Credit Limit” has the meaning set forth in Section 2.1 of this Agreement.

“Current Assets” shall mean, at any date, the current assets of Borrower determined as of such date in accordance with GAAP.

“Current Liabilities” shall mean, at any date, the current liabilities of Borrower determined as of such date in accordance with GAAP.

“Current Ratio” shall mean the ratio of Current Assets over Current Liabilities.

“Default” means any event which, with notice or passage of time or both, would constitute an Event of Default.

“Deposit Account” means any deposit account (as defined in the Code) now or hereafter maintained by or for the benefit of Borrower, and all amounts therein, whether or not restricted or designated for a particular purpose.

“Dollars or $” means United States dollars.

“Eligible Accounts Receivable” means Accounts arising in the ordinary course of Borrower’s business from the sale of goods or rendition of services, which Lender, in its sole judgment exercised in good faith, shall deem eligible for borrowing, based on such considerations as Lender may from time to time deem appropriate.  Eligible Accounts Receivable shall not include the following:

(a)                                 Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

(b)                                 Accounts with respect to which goods are placed on (i) consignment, (ii) guaranteed sale, (iii) sale or return, (iv) sale on approval, (v) bill and hold, or (vi) other terms by reason of which the payment by the Account Debtor may be conditional;

(c)                                  Accounts that are not payable in U.S. Dollars or with respect to which the Account Debtor:  (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender;

(d)                                 Accounts with respect to which the Account Debtor is the United States or any department, agency, or instrumentality of the United States;

(e)                                  Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim or counterclaim with respect to the Accounts;

(f)                                   Accounts with respect to which the Account Debtor is subject to any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation proceeding, or becomes insolvent, or goes out of business;

(g)                                  Accounts the collection of which Lender, in its sole discretion, believes to be doubtful by reason of the Account Debtor’s financial condition or which Lender, in its sole discretion, deems the creditworthiness or financial condition of the Account Debtor to be unsatisfactory;

(h)                                 Accounts with respect to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor, the services giving rise to such Account have not been performed and accepted by the Account Debtor, or the Account otherwise does not represent a final sale;

(i)                                     Accounts designated by Borrower with the term, “unapplied credits” (i.e. payments received but not yet applied to a specific Account);

(j)                                    Accounts which arise from the sale of goods which remain in the Borrower’s possession or under the Borrower’s control;

(k)                                 Accounts which are evidenced by a promissory note or chattel paper;

(l)                                     Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services;

(m)                             Accounts which have not been paid in full within ninety (90) days from the invoice date, or within sixty (60) days from the due date thereof.  The entire balance of any Account of any single Account Debtor will be ineligible whenever the portion of the Account which has not been paid within ninety (90) days from the invoice date is in excess of 50% of the total amount outstanding on such Account;

(n)                                 Accounts that do not arise from the sale of goods or performance of services by such Borrower in the ordinary course of its business;

(o)                                 Accounts that (i) are not owned by such Borrower or (ii) are subject to any lien of any other person, other than Lender;

(p)                                 That portion of the Accounts of any single Account Debtor which exceeds 15% of all of Borrower’s Accounts;

(q)                                 Accounts that the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable account debtor;

(r)                                    Accounts where the Account Debtor is Cardinal Health, Inc., an Ohio corporation, or any affiliate or subsidiary thereof, and such Account(s), in the aggregate, exceed(s) thirty-five percent (35%) of the aggregate Eligible Accounts Receivable;

(s)                                   Accounts where the Account Debtor AmerisourceBergen Corporation, a Delaware corporation, or any affiliate or subsidiary thereof, and such Account(s), in the aggregate, exceed(s) thirty-five percent (35%) of the aggregate Eligible Accounts Receivable; and

(t)                                    Accounts where the Account Debtor is McKesson Corporation, a Delaware corporation, or any affiliate or subsidiary thereof, and such Account(s), in the aggregate, exceed(s) thirty-five percent (35%) of the aggregate Eligible Accounts Receivable.

“Eligible Inventory” means Inventory that Lender, in its sole judgment, deems eligible for borrowing, based on such considerations as Lender may from time to time deem appropriate.  Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Lender’s discretion, Eligible Inventory shall (i) be owned by Borrower; (ii) consist of raw materials or finished goods in good, new and salable condition which are not perishable, not obsolete (or more than 365 days old, excluding packaging material and spare parts), not damaged, not defective or unmerchantable, not consigned goods, and are not slow moving or comprised of returned items, and are not comprised of Chlorofluorocarbon (“CFC”), work in process, packaging materials, display items, samples, prototypes, demonstrations, supplies or any finished goods that are proprietary or identified by trademark, including but not limited to Albuterol CFC; (iii) meet all applicable governmental standards; (iv) have been manufactured in compliance with the Fair Labor Standards Act; (v) conform in all respects to the warranties and representations set forth in this Agreement; (vi) be at all times subject to Lender’s duly perfected, first priority security interest; (vii) be situated at one of the locations designated by Borrower and approved by Lender, and where Lender has obtained from the owner of such location a waiver and consent agreement in form and substance satisfactory to Lender; and (viii) not include any product requiring approval by the U.S. Food and Drug Administration for which either approval has not been given or for which approval has been revoked.

“Equipment” has the meaning set forth in Section 9102(a)(33) of the Code and includes, without limitation, all of Borrower’s furniture, fixtures, trade fixtures, tenant improvements owned by Borrower, all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute, and any and all regulations thereunder.

“Event of Default” means any of the events set forth in Section 10.1 of this Agreement.

“Fees and Costs” has the meaning set forth in Section 11.12 of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a consistent basis, applied both to classification of items and amounts.

“General Intangibles” has the meaning set forth in Section 9102(a)(42) of the Code and shall include, without limitation, payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation, life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, software, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

“Goods” has the meaning set forth in section 9102(a)(44) of the Code.

“Indemnified Person” has the meaning set forth in Section 10.4(c) of this Agreement.

“Inventory” means all of Borrower’s now owned and hereafter acquired goods, including software embedded in such goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and, including without limitation, all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower’s business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

“Investment Property” has the meaning set forth in Section 9102(a)(49) of the Code.

“Lender” has the meaning set forth in the introduction to this Agreement.

“Line of Credit” has the meaning set forth in Section 2.1 of this Agreement.

“Loan Account” has the meaning set forth in Section 2.3 of this Agreement.

“Loan Documents” means this Agreement, the agreements and any other agreement, instrument or document executed in connection herewith or therewith.

“Lock Box” has the meaning set forth in Section 4.7 of this Agreement.

“Lockbox Agreement” has the meaning set forth in Section 4.7 of this Agreement.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower or any guarantor of any of the Obligations, (ii) the ability of Borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due), or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Lender hereunder or thereunder.

“Maturity Dates” means, collectively, the Maturity Date for Borrowing Base Subline and the Maturity Date for Non-Borrowing Base Subline.

“Maturity Date for Borrowing Base Subline” means March 30, 2013, which is the maturity date for the Borrowing Base Subline.

“Maturity Date for Non-Borrowing Base Subline” means September 30, 2012, which is the maturity date for the Non-Borrowing Base Subline.

“Non-Borrowing Base Subline” shall have the meaning set forth in Section 2.4 hereof.

“Obligations” means all present and future Advances, loans, overdrafts, debts, liabilities, obligations, including, without limitation, all obligations of Borrower under any guaranties, covenants, duties and indebtedness at any time owing by Borrower to Lender, whether evidenced by this Agreement or any note or other instrument or document or Loan Documents, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, trust receipt, loan, overdraft, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Lender in Borrower’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys’ fees (including attorneys’ fees and expenses incurred in bankruptcy), expert witness fees and expenses, fees and expenses of consultants, audit fees, letter of credit fees, closing fees, facility fees, termination fees, and any other sums chargeable to Borrower under this Agreement, the other Loan Documents or under any other present or future instrument or agreement between Borrower and Lender.

“OFAC” shall mean the United States Department of the Treasury, Office of Foreign Assets Control.

“OFAC Prohibited Person” shall mean a country, territory, individual or person (i) listed on, included within or associated with any of the countries, territories, individuals or entities referred to on The Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons or any other prohibited person lists maintained by governmental authorities, or otherwise included within or associated with any of the countries, territories, individuals or entities referred to in or prohibited by OFAC or any other Anti-Money Laundering Laws, or (ii) which is obligated or has any interest to pay, donate, transfer or otherwise assign any property, money, goods, services, or other benefits from the property directly or indirectly, to any countries, territories, individuals or entities on or associated with anyone on such list or in such laws.

“Official Body” means my government or political subdivision or any agency, authority, bureau, commission, court or tribunal whether foreign or domestic.

“Overadvance” has the meaning set forth in Section 4.1 of this Agreement.

“Parent” means any Person holding a majority of the equity interest in a corporation or limited liability company.

“Person” means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

“Potential Default” means any event, act or condition which, with notice or lapse of time or both, would constitute an Event of Default.

“Prime Rate” means an interest rate which is subject to change from time to time based on changes in an independent index, which is The Wall Street Journal Prime Rate (the “Index”).  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this Agreement, Lender may designate a substitute index after notifying Borrower.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  NOTICE:  Under no circumstances will the effective rate of interest on any Advance be more than the maximum rate allowed by applicable law.

“Receivables” means all of Borrower’s now owned and hereafter acquired Accounts, letter of credit rights, license fees, contract rights, chattel paper (including tangible chattel paper, electronic chattel paper, and intangible chattel paper), instruments (including promissory notes), drafts, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, Investment Property, supporting obligations and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to Lender in a manner acceptable to Lender in its sole discretion.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing (other than securities or interest having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Supporting Obligations” has the meaning set forth in Section 9102(77) of the Code.

“Tangible Net Worth” shall mean the value of total assets (including leaseholds and leasehold improvements and reserves against assets but excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers) less total liabilities, including, but not limited to, accrued and deferred income taxes, but excluding the non-current portion of Subordinated Liabilities.

“Total Liabilities” means the sum of Current Liabilities plus long term liabilities.

1.2                               Accounting Terms and Determinations.  Unless otherwise specified herein, all accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP.  In addition, unless otherwise specified herein all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.  All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

1.3                               Construction.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and references to the singular include the plural; references to any gender include any other gender; the part includes the whole; the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.  The words, “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  Article, section, subsection, clause, exhibit and schedule references are to this Agreement, unless otherwise specified.  Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

1.4                               Exhibits and Schedules.  All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.

1.5                               No Presumption Against Any Party.  Neither this Agreement, any of the other Loan Documents, any other documents, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise.  On the contrary, this Agreement, the other Loan Documents, and all other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and by their respective counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

1.6                               Independence of Provisions.  All agreements and covenants hereunder, under the Loan Documents and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

2.                                      CREDIT FACILITY.

2.1                               Revolving Line of Credit.  This is a revolving line of credit (“Line of Credit”) providing for Advances, up to the Credit Limit, and subject to the terms and conditions contained herein.  Until the respective Maturity Dates, Borrower may repay principal amounts and reborrow them.  Provided no Default or Event of Default has occurred and is continuing, Lender will make Advances from time to time from the Closing Date to the respective Maturity Dates in amounts and in percentages to be determined by Lender in its good faith discretion, in a total aggregate amount (the “Credit Limit”) at any time outstanding not to exceed the principal sum of Twenty Million and No/100 Dollars ($20,000,000.00).  Within the foregoing limits, Borrower may borrow, partially or wholly prepay and reborrow under this Agreement as set forth herein, subject to the terms and conditions for the Borrowing Base Subline and the Non-Borrowing Base Subline, as set forth in Section 2.4 hereinbelow.  In no event shall the aggregate amount of all Advances plus the aggregate amount outstanding under the Borrowing Base Subline plus the aggregate amount outstanding under the Non-Borrowing Base Subline exceed the Credit Limit.

2.2                               Use of Proceeds.

(a)                                 All Advances made to or for the benefit of Borrower may be used by Borrower for such lawful purposes as Borrower may require.  Lender shall have no obligation to monitor or verify the use or application of any Advance disbursed by Lender.

(b)                                 Borrower shall not, directly or indirectly, use all or any part of any Advance for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (the “Board of Governors”) or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock or for any purpose which violates or is inconsistent with Regulation X of the Board of Governors, unless such use has been expressly approved in writing by Lender, in its discretion.

2.3                               Loan Account/Deposit Account.  Lender shall maintain on its books a record of account (“Loan Account”) in which Lender shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the credit facility set forth in this Agreement.  Each Advance made by Lender shall be deposited in Borrower’s Primary Operating Account, as applicable.

2.4                               Borrowing Base Subline and Non-Borrowing Base Subline.  Subject to the terms and conditions set forth in this Agreement, Lender agrees to extend the Line of Credit to Borrower.  The Line of Credit includes two (2) separate subline facilities, as follows:

(a)                                 An asset-based subline facility (“Borrowing Base Subline”) for Borrower’s working capital under which the maximum aggregate principal amount that may be outstanding at any given time under the Borrowing Base Subline shall not exceed the lesser of (i) the Borrowing Base, and (ii) the Credit Limit.  The Borrowing Base shall be calculated by Lender upon receipt from Borrower of the Borrowing Base Certificate and all supporting documentation required under this Agreement pursuant to Section 9.3 below.  Upon written request by Borrower, Lender will provide a Borrowing Base calculation to Borrower setting forth its determination of the Borrowing Base, which calculation will be conclusive and binding in the absence of manifest error.  The Borrowing Base as determined by Lender will become effective upon calculation by Lender and will remain in effect until a new Borrowing Base is calculated by Lender in accordance with this Agreement.

(b)                                 A subline facility (“Non-Borrowing Base Subline”) for Borrower’s working capital under which the maximum aggregate principal amount that may be outstanding at any given time under the Non-Borrowing Base Subline shall not exceed Ten Million and No/100 Dollars ($10,000,000.00); provided, however, commencing on June 30, 2012, until the Maturity Date for the Non-Borrowing Base Subline, the maximum aggregate principal amount that may be outstanding at any given time under the Non-Borrowing Base Subline shall not exceed Five Million and No/100 Dollars ($5,000,000.00).  The Non-Borrowing Base Subline shall not be subject to the Borrowing Base requirements.

3.                                      INTEREST.

3.1                               Interest Rate.

(a)                                 Each Advance shall bear interest at a per annum rate equal to the Prime Rate, but in no event less than five percent (5.00%) per annum, calculated on the basis of a 360-day year for the actual number of days elapsed.

(b)                                 Each Advance shall be made upon the irrevocable written request of Borrower received by Lender no later than 11:00 a.m. (California time) on the Business Day such Advance is to be made.  Each such notice shall specify the date such Advance is to be made, which day shall be a Business Day, and the amount of such Advance, and shall comply with such other requirements as Lender determines are reasonable or desirable in connection therewith.  Any written request for an Advance received by Lender after 11:00 a.m. (California time) shall not be considered by Lender until the next Business Day.

3.2                               Interest Payments.  Commencing on April 30, 2012, and continuing on the last day of each and every calendar month thereafter until the respective Maturity Dates, Borrower shall pay to Lender all accrued and unpaid interest on the outstanding principal balance of the Advances under this Agreement.  Borrower hereby authorizes Lender to automatically debit Borrower’s Primary Operating Account for any and all payments of principal, interest, and fees (including, but not limited to, loan fees, penalty fees, amendment fees, document fees, legal fees, third-party fees, dishonored item fee, and late fees) as they become due and payable under the Advances pursuant to this Agreement.

3.3                               Default Interest.  Upon the occurrence and during the continuance of an Event of Default, Borrower shall pay interest on the unpaid principal amount of each Advance or other Obligation owing to Lender and on the unpaid amount of all interest, fees and other amounts payable hereunder that is not paid when due, payable on demand by Lender, at a rate per annum (the “Default Rate”) equal at all times to five percent (5.0%) per annum above the rate per annum required to be paid on Advances pursuant to Section 3.1(a).

4.                                      PAYMENT OF OBLIGATIONS.

4.1                               Overadvance.  If, at any time and for any reason, the aggregate principal amount of the outstanding Advances and Obligations exceeds the lesser of (i) the Credit Limit, or (ii) the maximum principal amount permitted to be outstanding with respect to each of the Borrowing Base Subline and Non-Borrowing Base Subline (an “Overadvance”), Borrower shall immediately pay Lender, in cash, the amount of such Overadvance.  Borrower hereby authorizes Lender to automatically debit Borrower’s Primary Operating Account for payment of such Overadvance.  Lender may apply such payments to the outstanding Advances or Obligations in such order and manner as Lender, in its sole and absolute discretion, may determine.

4.2                               Maturity Dates.  On the respective Maturity Dates, Borrower shall pay and perform in full all outstanding Advances and all other Obligations, whether for principal, interest, costs, fees or otherwise.

4.3                               Manner of Payment.  Payment of the Advances and all other Obligations shall be automatically withdrawn from Borrower’s Primary Operating Account with Lender, or such other account with Lender as designated in writing by Borrower.

4.4                               Late Fee.  If any payment due hereunder is not received or made within fifteen (15) days of the due date or there are insufficient funds in Borrower’s Primary Operating Account on the date Lender enters any debit authorized by this Agreement, without limiting Lender’s other remedies in such an event, Lender shall apply a late fee in an amount equal to five percent (5.00%) of the unpaid portion of the scheduled payment or $35.00, whichever is less.

4.5                               Dishonored Item Fee.  Borrower will pay a fee to Lender in the amount of $35.00 if Borrower makes a payment on any Advance and the check or preauthorized charge with which Borrower pays is later dishonored.

4.6                               Loan Fees.  Borrower agrees to pay to Lender a loan fee in the amount of $20,000.00, which is due on the Closing Date.  The loan fee shall be deemed fully earned when paid, and therefore, is nonrefundable.

4.7                               Lock Box.  Prior to or concurrently with the execution of this Agreement, Borrower and Lender shall enter into Lender’s form of Lockbox Service Agreement (the “Lockbox Agreement”), establishing the lock box (the “Lock Box”), and Borrower shall cause all payments from Account Debtors under the Accounts to be paid into said Lock Box.  In addition, prior to or concurrently with the execution of this Agreement, Borrower shall notify all Account Debtors to make all such payments under their respective Accounts to the Lock Box.  Borrower acknowledges that Lender shall have exclusive access to the Lock Box (and Borrower shall not have any access) for the purpose of, among other things, collecting all checks and other items payable to Borrower under each Account, negotiating and depositing said checks and items into Borrower’s Primary Operating Account, and applying the proceeds of said checks and items for the purpose of satisfying any and all of Borrower’s Obligations under this Agreement in the Event of Default.  Borrower agrees to execute and deliver such documents, authorizations and powers of attorney reasonably requested by Lender in connection with such Lock Box.

4.8                               Assignment of Deposit Account Agreement.  Prior to or concurrently with the execution of this Agreement, Borrower shall open Borrower’s Primary Operating Account with Lender and execute that certain Security Agreement (Assignment of Deposit Account), in favor of Lender (the “Assignment of Deposit Account Agreement”), which shall assign Borrower’s Primary Operating Account to Lender as security for the Obligations.  Borrower shall deposit or cause to be deposited into Borrower’s Primary Operating Account, all sums collected from any Account Debtors under their respective Accounts.  Any and all funds in Borrower’s Primary Operating Account shall be used to pay any and all sums due and unpaid to Lender under the terms of the Line of Credit in accordance with Section 3.2, above, and thereafter for Borrower’s business operations.  Upon the occurrence and during the continuance of any Event of Default, (a) Borrower shall have no further right to access, utilize or withdraw all or any portion of the funds in Borrower’s Primary Operating Account, and (b) Lender may continue to withdraw from Borrower’s Primary

Operating Account to pay any amounts due and unpaid, in Lender’s sole and absolute opinion and judgment, without further authorization on the part of Borrower.  Notwithstanding the existence of Borrower’s Primary Operating Account, Borrower shall be responsible to pay any sums due under the terms of this Agreement and the other Loan Documents from sources other than Borrower’s Primary Operating Account regardless of whether Borrower’s Primary Operating Account has been disbursed in its entirety or an Event of Default has occurred.

5.                                      SECURITY INTEREST.

5.1                               Grant of Interest.  To secure the payment and performance of all of the Obligations under this Agreement and the other Loan Documents, as and when due, Borrower hereby grants to Lender a first priority security interest in all Collateral.

5.2                               Collateral.  The Collateral shall constitute, all of Borrower’s interest in all of the following assets whether now owned or hereafter acquired, and wherever located:

(a)                                 All assets of Borrower, including, but not limited to, Accounts, Receivables, Inventory, Investment Property, Goods, Deposit Accounts, and General Intangibles, including, without limitation, all of Borrower’s cash, money, warehouse receipts, bills of lading, purchase orders, letters of credit, letter of credit rights, any client lists, any and all recipes and trade secrets, receipts of any kind or nature, documents, contracts and contract rights, invoices, licenses, insurance, and other tangible or intangible property of Borrower resulting from the sale or disposition of all of the foregoing, and the proceeds thereof; provided, however, that (i) Equipment shall not be included within the meaning of Collateral, as used herein; (ii) as to Investment Property, only Borrower’s stock, securities, or other interests in entities that are not subsidiaries of or otherwise owned or controlled by Borrower shall be included within the meaning of Collateral, as used herein (for purposes hereof, “owned or controlled” shall mean that Borrower owns fifty-one percent (51%) of the voting interests in such entity, and has the ability, directly or indirectly, to direct and control the policies and management of such entity); and (iii) no security interest in real property is created hereby.

(b)                                 All Supporting Obligations related to any of the foregoing;

(c)                                  All proceeds and products of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties); and

(d)                                 All books and records related to any of the foregoing, including, without limitation, general ledgers, instruction manuals and warranties, computer records, storage tapes, dvds, and cds, and all accessions, replacements, substitutions, additions, and parts with respect thereto (all of the foregoing, together with all other property in which Lender may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the “Collateral”).  Collateral shall not include any asset which on the Borrower’s books and records Borrower is holding in trust for third persons.

5.3                               Perfection.

(a)                                 To the extent permitted by applicable law, Lender may file one or more financing statements disclosing Lender’s security interest in the Collateral.  Borrower agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.  Borrower approves, authorizes and ratifies any filings or recordings made by or on behalf of Lender in connection with the perfection and continuation of Lender’s security interest with respect to the Collateral.

(b)                                 Lender may file UCC-1 financing statements against specific items of Equipment, in Lender’s sole discretion, and Borrower agrees to furnish to Lender sufficient identifying information, such as make, model and serial numbers, as Lender may request.  Lender may also file a fixture filing in the real property records of the applicable county in California, to perfect its security interest in such items of Equipment as are or become fixtures.

(c)                                  Upon demand, Borrower will deliver to Lender such other items of Collateral or will execute such documents as are appropriate to grant Lender possession or control of such Collateral as necessary to further perfect Lender’s security interest therein.

6.                                      CONDITIONS PRECEDENT.

6.1                               Conditions to Initial Advance.  The obligation of Lender to make the initial Advance is subject to the satisfaction, in the sole discretion of Lender, at or prior to the first Advance hereunder, of each, every and all of the following conditions:

(a)                                 Accuracy of Representations and Warranties; No Default.  The representations and warranties contained in Sections 7 and 8 below shall have been true and correct when made and shall be true and correct on and as of the Closing Date; and on the Closing Date, no Event of Default and no Potential Default shall have occurred and be continuing.

(b)                                 Documents and Agreements.  Borrower shall deliver to Lender the following documents, in form and substance satisfactory to Lender in its sole and absolute discretion:

(i)                                     An executed original of this Agreement.

(ii)                                  An executed original of the Lockbox Agreement.

(iii)                               An executed original of the Assignment of Deposit Account Agreement.

(iv)                              Evidence satisfactory to Lender that all equipment loans with have been paid in full and any liens thereon have been released.

(v)                                 Such resolutions or other authorizations as Lender shall require of Borrower and any Person holding an interest in Borrower authorizing the Line of Credit, grant of a security interest in the Collateral, or such other matters as Lender shall require.

(vi)                              Such additional assignments, agreements, certificates, reports, approvals, instruments, documents, financing statements, consents, and opinions as Lender may request, including, but not limited to, a pre-filing UCC authorization letter.

(c)                                  Priority of Lender’s Liens.  Lender shall have received the results of “of record” searches satisfactory to Lender in its sole and absolute discretion, reflecting its Uniform Commercial Code filing against Borrower indicating that Lender has a perfected, first priority lien in and upon all of the Collateral.

(d)                                 Insurance.  Lender shall have received copies of the insurance binders or certificates evidencing Borrower’s compliance with Section 9.2 of this Agreement, including lender’s loss payee endorsements.

(e)                                  Organizational Documents.  Lender shall have received copies of Borrower’s articles of incorporation or articles of organization, as applicable, and all amendments thereto, and a certificate of good standing (each certified by the California Secretary of State, and dated a recent date prior to the Closing Date), and Lender shall have received Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

(f)                                   Certified Resolutions/Authorizations.  Lender shall have received (i) copies of Borrower’s by-laws or operating agreement, as applicable, and all amendments thereto,  and (ii) copies of the resolutions of the board of directors of Borrower or authorization of the managers of Borrower, as applicable, authorizing the execution and delivery of this Agreement, and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers or managers of Borrower to execute the same on behalf of Borrower certified by the Secretary or other acceptable officer, or the manager, as applicable, of Borrower as of the Closing Date.

(g)                                  Due Diligence.  Lender shall have completed its due diligence with respect to Borrower.

(h)                                 Landlord Waivers.  If required by Lender, Lender shall have received duly executed landlord waivers and access agreements, in form and substance satisfactory to Lender, in Lender’s sole and absolute discretion, and, when deemed appropriate by Lender, in form for recording in the appropriate recording office, with respect to all leased locations where Borrower maintains any Collateral.

(i)                                     Third Party Custody.  In the event that any Collateral is in the possession of a third party, Borrower shall join with Lender in notifying such third party of Lender’s security interest and obtaining an acknowledgement from such third party that it is holding such Collateral for the benefit of Lender.

(j)                                    Permits and Approvals.  Verification and approval of all permits, approvals and authorizations required to pledge the Collateral to Lender.

(k)                                 Fees.  Borrower shall have paid all Fees and Costs payable by Borrower hereunder.

(l)                                     Loan Fee.  Borrower shall have paid the loan fee of $20,000.00 to Lender.

(m)                             Intentionally Omitted.

(n)                                 Borrower’s Financial Statements.  Review and approval of Borrower’s latest year to date month-end internally prepared consolidated financial statements and tax returns (with all forms K-1 attached), together with the similar dated aged accounts receivable and inventory reports, and any other financial statements and reports as required by Lender.

(o)                                 Legal Opinion.  At Lender’s request, a favorable opinion of independent counsel to Borrower acceptable to Lender and its counsel opining to, among other things, Borrower being a validly organized and existing business entity in good standing with full power and authority to carry on its business as now being conducted, Borrower’s execution and authority to execute the Loan Documents, the validity and binding effect of the Loan Documents, that the assignments, if any, are valid and enforceable in accordance with their terms against the parties thereto, the nonusurious character of the Advances, the absence of any agreement, covenant, judgment, order, restriction, or contract that would prohibit the making of the Advances or which would require consent be given to Borrower, which consent has not been obtained.

(p)                                 Other Documents and Agreements.  Lender shall have received such other agreements, instruments and documents as Lender may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Lender in Lender’s sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 6.1(c).

6.2                               Conditions to all Advances.  The obligation of Lender to make any Advance to Borrower (including the initial Advance) is further subject to and contingent upon the fulfillment of each of the following conditions to the satisfaction of Lender:

(a)                                 The fact that, immediately before and after the making of any Advance, no Event of Default or Default shall have occurred or be continuing; and

(b)                                 The fact that the representations and warranties of Borrower contained in this Agreement shall be true and correct on and as of the date of such borrowing.

7.                                     REPRESENTATIONS, WARRANTIES AND COVENANTS OF BORROWER.  In order to induce Lender to enter into this Agreement and to make the Advances, Borrower represents and warrants to Lender as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

7.1                               State of Organization, Existence and Authority.

(a)                                 Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the State of Delaware.  Borrower has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted.  Borrower is and will continue to be qualified and licensed to do business in California and all jurisdictions in which any failure to do so would have a Material Adverse Effect.

(b)                                 Borrower is not in violation of any term of any of its organizational documents, agreement or instrument to which Borrower is a party or by which it or any of its properties (now or hereafter acquired) may be bound (except for violations which in the aggregate do not have a Material Adverse Effect).

(c)                                  The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby, and the creation of the lien granted under this Agreement:  (i) have been duly and validly authorized, (ii) create legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally), (iii) do not violate

Borrower’s articles or certificate of incorporation, or Borrower’s by-laws, or any law which is binding upon Borrower or its property, (iv) do not constitute a breach of, or grounds for acceleration of, any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property and (v) do not require any consent, approval, license exemption or other action by any Official Body or any other person or entity except such as have already been given or shall be obtained on or before the Closing Date.

7.2                               Name; Trade Names and Styles.  The name of Borrower set forth in the heading to this Agreement is its correct name.  All prior names of Borrower and all of Borrower’s present and prior trade names are listed on Exhibit B attached hereto, and incorporated herein by this reference.  Borrower shall give Lender thirty (30) days’ prior written notice before changing its name or doing business under any other trade name.  Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

7.3                               Place of Business; Location of Collateral.  Borrower’s Address set forth in the introduction to this Agreement is the address and location of Borrower’s chief executive office.  In addition, Borrower has places of business and tangible Collateral located only at the locations set forth on Exhibit C attached hereto, and incorporated herein by this reference.  Borrower will give Lender at least thirty (30) days’ prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower’s Address or one of the locations set forth on Exhibit C hereto.

7.4                               Title to Collateral.  Borrower is now, and will at all times in the future, be the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower.  Borrower has rights in and the power to transfer the Collateral.  The Collateral is now, and will remain, free and clear of any and all liens, charges, security interests, encumbrances and adverse claims.  Lender has now, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, and Borrower will at all times defend Lender and the Collateral against all claims of others.  Borrower is not and will not become a lessee under any real property lease which does, or will, prohibit, restrain, impair Borrower’s right to remove any Collateral from the leased premises.  Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.  If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, Borrower shall immediately deliver such document to Lender, together with any necessary endorsements.

7.5                               Maintenance and Preservation of Collateral.  Borrower will maintain and preserve the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose.  Borrower will immediately advise Lender in writing of any material loss or damage to the Collateral or any event which affects the value of the Collateral, the ability of Borrower or Lender to dispose of the Collateral, or the rights and remedies of Lender in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.  Borrower shall pay all costs necessary to preserve, defend, enforce and collect the Collateral, including, but not limited to, taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect Lender’s security interest (collectively, the “Collateral Costs”).  Without waiving Borrower’s default for failure to make any such payment, Lender at its option may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Obligations and bear interest at the rate set out in this Agreement.  Borrower agrees to reimburse Lender on demand for any Collateral Costs so incurred.  Until Lender exercises its rights to make collection, Borrower will diligently collect all Collateral.

7.6                               Books and Records.  Borrower has maintained and will maintain at Borrower’s Address complete and accurate books and records, comprising an accounting system in accordance with GAAP.

7.7                               Financial Condition, Statements and Reports.  All financial statements now or in the future delivered to Lender have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated.  Between the last date covered by any such statement provided to Lender and the date hereof, there has been no Material Adverse Effect.  Borrower is now and will continue to be Solvent.

7.8                               Tax Returns and Payments; Pension Contributions.  Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law; and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower.  Borrower may, however, defer payment of any contested taxes, provided that Borrower (a) in good faith contests Borrower’s obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral.  As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower.  To the best of Borrower’s knowledge, Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms; and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.9                               Compliance with Law.  Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower’s ownership of real or personal property, the conduct and licensing of Borrower’s business, and environmental matters.

7.10                        Litigation.  There is no claim, suit, litigation, proceeding or investigation (collectively “Material Litigation”), pending, or to the best of Borrower’s knowledge, threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which if adversely determined against Borrower would result, either separately or in the aggregate, in a Material Adverse Effect.  Borrower will promptly inform Lender in writing of any Material Litigation not already disclosed by Borrower to Lender in writing as of the date of this Agreement.

7.11                        Use of Proceeds.  The proceeds of all Advances shall be used solely for lawful business purposes.  Borrower is not using the proceeds of any Advance to purchase any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System).

7.12                        No Default.  No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

7.13                        No Advice.  Borrower is not relying on Lender or Lender’s agents, consultants or attorneys as to the legal sufficiency, legal effect or tax consequences of this Agreement or the acquisition of assets relating hereto.

7.14                        Continuing Warranties.  Borrower’s representations and warranties set forth in this Agreement shall be true and correct at the time of execution of this Agreement and as of the Closing Date and shall survive the Closing Date and shall remain true and correct as of the date given.

7.15                        Intellectual Property.  Borrower will, at its expense, diligently prosecute all patent, trademark or service mark or copyright applications pending on or after the date hereof, will maintain in effect all issued patents and will renew all trademark and service mark registrations, including payment of any and all maintenance and renewal fees relating thereto, except for such patents, service marks and trademarks that are being sold, donated or abandoned by Borrower pursuant to the terms of its intellectual property management program.  Borrower also will promptly make application on any patentable but unpatented inventions, registerable but unregistered trademarks and service marks, and copyrightable but uncopyrighted works.  Borrower will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than Lender and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to Borrower or Lender.  Borrower will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of Borrower’s business, or except with Lender’s prior written consent.  Exhibit D, attached hereto and incorporated herein by this reference, is a complete list of all patents, trademark and service mark registrations, copyright registrations, mask work registrations, and all applications therefor, in which Borrower has any right, title, or interest, throughout the world.  To the extent required by Lender in its discretion, Borrower will promptly notify Lender of any acquisition (by adoption and use, purchase, license or otherwise) of any patent, trademark or service mark registration, copyright registration, mask work registration, and applications therefor, and unregistered trademarks and service marks and copyrights, throughout the world, which are granted or filed or acquired after the date hereof or which are not listed on Exhibit D.  Borrower authorizes Lender, without notice to Borrower, to modify this Agreement by amending Exhibit D to include any such Collateral.

8.                                      RECEIVABLES / ACCOUNTS.

8.1                               Representations Relating to Documents and Legal Compliance.  Borrower represents and warrants to Lender as follows:

(a)                                 All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct in all material respects and all such invoices, instruments and other documents and all of Borrower’s books and records are and shall be genuine and in all respects what they purport to be.

(b)                                 All sales and other transactions underlying or giving rise to each Account shall fully comply with all applicable laws and governmental rules and regulations.

(c)                                  All documents, instruments, and agreements relating to all Accounts are and shall be legally enforceable in accordance with their terms.

8.2                               Collection of Accounts.  Borrower shall direct all Account Debtors to make all payments under the Accounts to the Lock Box, and Lender shall have exclusive access to said Lock Box, as more fully described in Section 4.7, above.  Lender or its designee shall have the right, upon the occurrence of an Event of Default, to notify the Account Debtors to make payments directly to Lender and to enforce Borrower’s rights against the Account Debtor.

8.3                               Verification.  Lender may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, by means of mail, telephone or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose.

9.                                      ADDITIONAL DUTIES OF THE BORROWER.

9.1                               Financial and Other Covenants.  Borrower shall at all times comply with the following covenants:

(a)                                 Borrower’s Primary Operating Account.  Borrower shall, so long as any Advance remains unpaid and no commitment to make any Advance remains outstanding, maintain Borrower’s Primary Operating Account with Lender.

(b)                                 Minimum Current Ratio.  On a consolidated basis with its subsidiaries, Borrower shall maintain at al times a minimum Current Ratio of not less than 1.20 to 1.00.

(c)                                  Minimum Tangible Net Worth.  On a consolidated basis with its subsidiaries, Borrower shall maintain at all times, on a consolidated basis with its subsidiaries, a minimum Tangible Net Worth of not less than One Hundred Twenty-Five Million Dollars ($125,000,000.00).

(d)                                 Debt to Tangible Net Worth Ratio.  On a consolidated basis with its subsidiaries, Borrower shall maintain at all times a ratio of Total Liabilities to Tangible Net Worth of not more than 1.25 to 1.00.

(e)                                  Profitability.  Borrower shall maintain at all times minimum profitability of not less than One Dollar ($1.00).

(f)                                   Unless otherwise defined herein, all financial terms used in this Section 9.1 shall be interpreted in accordance with GAAP.

9.2                               Insurance.  Borrower shall, at all times, insure all of the tangible personal property Collateral and carry product liability insurance and such other business insurance, with insurers reasonably acceptable to Lender, in such form and amounts as Lender may reasonably require (including, without limitation, credit insurance), and Borrower shall provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect.  All liability insurance policies of Borrower with respect to the Collateral shall name Lender as an additional insured, and all property, casualty and related insurance policies of Borrower with respect to the Collateral shall name Lender as a loss payee thereon and Borrower shall cause the issuance of a lender’s loss payee endorsement in form reasonably acceptable to Lender.  Upon receipt of the proceeds of any such insurance, Lender, at its sole option, either (i) shall apply such proceeds to the prepayment of the Obligations in such order or manner as Lender may elect, or (ii) shall disburse such proceeds to Borrower for application to the cost of repairs, replacements, or restorations.  All repairs, replacements or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.  Lender may require reasonable assurance that the insurance proceeds so released will be so used.  All product liability insurance policies of Borrower shall provide insurance coverage in the amount of $2,000,000.00 per occurrence and $5,000,000.00 in the aggregate.  If Borrower fails to provide or pay for any insurance, Lender may, but is not obligated to, obtain the same at Borrower’s expense.

9.3                               Reports.  Borrower, at its expense, shall provide Lender with the written reports set forth below, (all in form, substance and detail satisfactory to Lender)  in written “hard copy” form by the dates specified:

(a)                                 Commencing on April 20, 2012, and continuing on the 20th day of each calendar month thereafter, Borrower shall deliver to Lender a monthly Borrowing Base Certificate, prepared and signed by the Chief Financial Officer or another corporate officer of Borrower, summarizing Borrower’s Eligible Accounts Receivables and Eligible Inventory as of the last day of the prior calendar month, accompanied by the following (collectively, “Borrowing Base Supporting Documentation”):  (i) a detailed aging of Borrower’s accounts receivable, (ii) Borrower’s inventory reports, (iii) Borrower’s accounts payable report, and any and all supporting documentation requested by Lender in its sole and absolute discretion, duly certified by Borrower’s authorized signatory, including, without limitation, copies of invoices or the record of invoices from the Borrower’s sales journal for such accounts receivables and a listing of the names and addresses of the debtors obligated thereunder, copies of delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such accounts receivables, and copies of the cash receipts journal pertaining to the Borrowing Base Certificate.

(b)                                 No later than ninety (90) days following the end of each calendar quarter, commencing with the calendar quarter ending March 31, 2012, Borrower shall deliver to Lender quarterly financial statements prepared by Borrower and a financial result review report prepared by an independent certified public accountant acceptable to Lender.

(c)                                  As soon as available, and in no event later than one hundred and fifty (150) days after the end of Borrower’s fiscal year, commencing with the fiscal year ending December 31, 2011, Borrower shall deliver to Lender annual financial statements prepared and audited by an independent certified public accountant acceptable to Lender.

(d)                                 Commencing with the 2011 tax year, as soon as available, and in no event later than fifteen (15) days after filing, Borrower shall deliver to Lender true and correct copies of its Federal income tax returns (including all schedules and attachments thereto) of Borrower (and copies of any filing extensions).

(e)                                  Promptly upon Lender’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrower as Lender may reasonably request.

9.4                               Field Audits.

(a)                                 On or before June 30, 2012, Borrower shall permit Lender, on ten (10) Business Days’ prior notice, to conduct a field audit of Borrower verifying Borrower’s methodology and valuation of accounts receivable and inventory, performed by an agent designated by Lender, all to the satisfaction of Lender in its sole opinion judgment.

(b)                                 In addition, Borrower shall, during normal business hours, from time to time upon ten (10) Business Days’ prior notice as frequently as Lender reasonably determines to be appropriate:  (a) provide Lender and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of Borrower and to the Collateral of Borrower, and (b) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from Borrower’s books and records.  Borrower shall, during normal business hours, from time to time upon ten (10) Business Days’ prior notice permit Lender, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts for the Accounts, Inventory and other Collateral of Borrower.  If an Event of Default has occurred and is continuing, Borrower shall provide such access to Lender at all times and without advance notice.  Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Lender with access to each of its suppliers and customers.  Borrower shall reasonably promptly make available to Lender and its counsel originals or copies of all books and records that Lender may reasonably request.  Borrower shall delivery any document or instrument necessary for Lender as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower.  Lender will give Borrower at least ten (10) Business Days’ prior written notice of regularly scheduled field audits.  Borrower shall reimburse Lender for any cost incurred for such field audits up to an aggregate maximum amount of $1,800.00 within any twelve (12) month period.

9.5                               Information.

(a)                                 Borrower shall also furnish, or cause to be furnished, to Lender such additional information as Lender may from time to time reasonably request concerning Borrower’s business and/or financial condition or any item of Collateral.

(b)                                 Promptly upon Borrower becoming aware of any Event of Default or Potential Default, Borrower shall give Lender notice thereof, together with a written statement setting forth the nature thereof and the steps which Borrower has taken or is taking to cure the same.

(c)                                  Promptly upon Borrower becoming aware thereof, Borrower shall give Lender written notice of:  (i) any Material Adverse Effect and (ii) the commencement or existence of any proceeding by or before any Official Body against or affecting Borrower which is reasonably likely to be adversely determined and, if adversely decided, would have a Material Adverse Effect.

9.6                               Access to Books and Records and Collateral.

(a)                                 Absent the occurrence of an Event of Default which is continuing, at reasonable times and on ten (10) Business Days’  prior notice, Lender, by and through its officers, employees or agents, shall have the right to (i) inspect, verify, and copy all of Borrower’s books and records relating to Borrower’s business, and (ii) perform Audits and appraisals of the Collateral as frequently as Lender reasonably determines to be appropriate at Lender’s sole expense, provided that Borrower reimburse Lender for such expense up to an aggregate maximum amount of $1,800.00 within any twelve (12) month period.  Lender shall take reasonable steps to keep confidential all confidential information obtained in any Auditor appraisal, provided however that Lender shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process.

(b)                                 Upon the occurrence of an Event of Default which is continuing, Lender shall have the right to (i) inspect, verify, copy and all or Borrower’s books and records relating to Borrowers business, and (ii) perform Audits and appraisals of the Collateral upon demand and at all reasonable times as frequently as is commercially reasonable.

(c)                                  Borrower agrees to reimburse Lender immediately upon demand for all fees and out-of-pocket expenses for such Audits and appraisals upon the occurrence of an Event of Default which is continuing.

(d)                                 Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower’s books or records at any location other than Borrower’s Address without first notifying Lender of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Lender the same rights with respect to access to books and records and related rights as Lender has under this Agreement.

9.7                               Negative Covenants.  Borrower shall not, without Lender’s prior written consent, do any of the following:

(a)                                 merge or consolidate with another entity, except in a transaction in which (i) the current owner(s) of Borrower hold more than fifty percent (50%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) Borrower is the surviving entity; provided, however, if Borrower intends to effect a merger where Borrower will not be the surviving entity, Lender shall not unreasonably withhold its consent to such merger if (i) no Event of Default (or event the occurrence of which with the giving of notice or passage of time would constitute an Event of Default) has occurred hereunder, (ii) Borrower and the surviving entity provide not less than thirty (30) calendar days prior written notice of such merger to Lender, (iii) the surviving entity satisfies Lender’s then existing underwriting criteria for loans of this type, as determined by Lender, in its sole discretion, (iv) Borrower and the surviving entity execute and deliver to Lender any and all assumption, modification and/or other agreements as Lender may require, in its sole discretion, and (v) Lender’s security interests in the Collateral remain in full force and effect, of first priority, and duly perfected under any and all applicable laws following such merger, as determined by Lender, in its sole discretion.

(b)                                 [Intentionally Omitted];

(c)                                  sell, lease, license, agree to sell, lease or license, or otherwise dispose of any Collateral, except in the ordinary course of Borrower’s business, or grant any security interest (other than a Permitted Lien) in the Collateral;

(d)                                 attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless Borrower first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by Lender of the Collateral from such real property or fixture.  Such written consent shall be in form and substance acceptable to Lender and shall provide that Lender has no liability to such owner, holder of any lien, or any other person;

(e)                                  withdraw funds from any deposit account which is part of the Collateral.  Notwithstanding Lender’s security interest in the proceeds of the deposit accounts, Lender will continue to pay to Borrower interest accruing thereunder until the occurrence of an Event of Default under this Agreement;

(f)                                   make any loans of any money or other assets directly or indirectly to, or guaranty any obligation of, any Person, except (i) advances to customers or suppliers in Borrower’s ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) advances, which are in the ordinary course of Borrower’s business, of operating cash flow between Borrower and its subsidiaries or affiliates;

(g)                                  [Intentionally Omitted];

(h)                                 [Intentionally Omitted];

(i)                                     pay or declare any dividends or distributions on the ownership interests in Borrower which would have a Material Adverse Effect (except for ordinary dividends or distributions payable solely in stock form of ownership interests in Borrower);

(j)                                    make any change in Borrower’s capital structure which would have a Material Adverse Effect, except for any merger permitted by Section 9.7(a), above, or otherwise approved by Lender in writing;

(k)                                 dissolve or elect to dissolve;

(l)                                     change the state of its organization or the location of its principal place of business; or

(m)                             change its legal name.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default is continuing or would occur as a result of such transaction.

9.8                               Litigation Cooperation.  Should any third-party suit or proceeding be instituted by or against Lender with respect to any Collateral or relating to Borrower, Borrower shall, without expense to Lender, make available Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

9.9                               Further Assurances.  Borrower agrees, at its expense, on request by Lender, to execute all documents and take all actions, as Lender, may deem reasonably necessary or useful in order to perfect and maintain Lender’s perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

9.10                        Primary Operating Account.  Until such time as all of Borrower’s Advances have been paid in full and this Agreement has been terminated, Borrower agrees to maintain Borrower’s Primary Operating Account at Lender.  Borrower authorizes Lender to automatically deduct all payments required to be made by this Agreement from Borrower’s Primary Operating Account.

9.11                        Terrorism and Anti-Money Laundering.  Borrower warrants and agrees as follows:

(a)                                 As of the date hereof and throughout the term of the Line of Credit:  (i) Borrower; (ii) any Person controlling or controlled by Borrower; (iii) if Borrower is a privately held entity, any Person having a beneficial interest in Borrower; or (iv) any Person for whom Borrower is acting as agent or nominee in connection with this transaction, is not an OFAC Prohibited Person.

(b)                                 To comply with applicable U.S. Anti-Money Laundering Laws and regulations, all payments by Borrower to Lender or from Lender to Borrower will only be made in Borrower’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or a bank that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

(c)                                  To provide Lender at any time and from time to time during the term of the Line of Credit with such information as Lender determines to be necessary or appropriate to comply with the Anti-Money Laundering Laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of Borrower, any Person controlling or controlled by Borrower or any Person having a beneficial interest in Borrower, from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

(d)                                 The representations and warranties set forth in this Section 9.11 shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under this Agreement and the other Loan Documents or receives any payment from Lender.  Borrower agrees promptly to notify Lender in writing should Borrower become aware of any change in the information set forth in these representations.

10.                               EVENTS OF DEFAULT AND REMEDIES.

10.1                        Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a)                                 Borrower shall fail to pay any amounts owed under this Agreement or any interest thereon or any other monetary Obligation; or

(b)                                 Borrower shall fail to provide to Lender any notices or financial reports specified in this Agreement, which failure is not cured within five (5) calendar days after the date due; or

(c)                                  Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within fifteen (15) calendar days after the date due, provided however, that if (i) the default cannot be cured within such 15-day period, and (ii) Borrower is diligently pursuing a cure and provides Lender with written evidence satisfactory to Lender of Borrower’s efforts toward a cure, such 15-day period shall be extended for an additional 15-day period; or

(d)                                 Any warranty, representation, statement, report or certificate made or delivered to Lender by Borrower or any of Borrower’s officers, employees or agents, now or in the future, shall be untrue or misleading and results in a Material Adverse Effect; or

(e)                                  Borrower shall fail to give Lender access to its books and records or Collateral as provided in Section 9.5 and 9.6 above, or shall breach any negative covenant set forth in Section 9.7 above; or

(f)                                   Borrower shall fail to comply with the financial covenants (if any) set forth in Section 9.1 or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

(g)                                  Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or

(h)                                 Any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

(i)                                     Borrower breaches any material contract, lease or other obligation, which has or may reasonably be expected to have a Material Adverse Effect; or

(j)                                    Dissolution, termination of existence, termination of business, insolvency or business failure of Borrower; or the appointment of a receiver, trustee or custodian, for all or any part of the other property of Borrower; or the assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

(k)                                 Commencement of any proceeding against Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not dismissed within sixty (60) days after the date commenced; or

(l)                                     Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which would constitute a fraudulent transfer under the California Uniform Fraudulent Transfer Act; or

(m)                             Revocation or termination of, or limitation or denial of liability upon, any pledge of any material asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

(n)                                 Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

(o)                                 Borrower shall suffer or experience any Change of Control without Lender’s prior written consent, which consent shall be in the discretion of Lender in the exercise of its reasonable business judgment; or

(p)                                 Lender shall not have a valid first priority security interest in any item of Collateral; or

(q)                                 There is any Material Adverse Effect; or

(r)                                    Borrower or any of its Affiliates fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Loan Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Affiliate of Borrower; or

(s)                                   Borrower of any of its Affiliates commits a breach or default in the payment or performance of any other obligation of Borrower or such Affiliate under any instrument, agreement, guaranty or document evidencing, supporting or securing any other loan or credit extended by any other creditor to Borrower or its Affiliates.

10.2                        Remedies.  Upon the occurrence and during the continuance of any Event of Default, Lender, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following:

(a)                                 Cease making any Advances under this Agreement or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

(b)                                 Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

(c)                                  Exercise all rights and remedies available to a secured party under the Code;

(d)                                 Take possession of, or obtain the appointment of a receiver to take control of, any or all of the Collateral wherever it may be found.  For that purpose Borrower hereby authorizes Lender to enter onto any of Borrower’s premises without interference to take possession of any of the Collateral, and remain on the premises, without charge for so long as Lender deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement.

(e)                                  Require Borrower to assemble any or all of the Collateral and make it available to Lender at places designated by Lender which are reasonably convenient to Lender and Borrower;

(f)                                   Complete the processing or repair of any Collateral prior to a disposition thereof; and, for such purpose and for the purpose of removal, Lender shall have the right to use Borrower’s premises, vehicles and other equipment and all other property without charge.  Lender is hereby granted a license or other right to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, as it pertains to the Collateral, in completing production of, advertising for sale, and selling or otherwise disposing of any Collateral as provided in the Code;

(g)                                  Sell, lease, license or otherwise dispose of any of the Collateral as provided in the Code, in its condition at the time Lender obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private dispositions, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale.  Lender shall have the right to conduct such disposition on Borrower’s premises without charge, for such time or times as Lender deems reasonable, or on Lender’s premises, or elsewhere and the Collateral need not be located at the place of disposition.  Lender may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition.  Any sale, lease, license or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale;

(h)                                 Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Lender to endorse or sign Borrower’s name on all collections, receipts, instruments and other documents, and, in Lender’s sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; and

(i)                                     Demand and receive possession of any of Borrower’s federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

Notwithstanding the foregoing, Lender shall not dispose of any trademarks, trade names, copyrights, registrations, licenses, franchises or customer lists except in connection with foreclosure upon substantially all of Borrower’s assets as provided in the Code.

All expenses, costs, liabilities and obligations incurred by Lender (including attorneys’ Fees and Costs with respect to the foregoing) shall be due from Borrower to Lender on demand.  Lender may charge the same to Borrower’s Loan Account, and the same shall thereafter bear interest at the same rate as is applicable in this Agreement.

10.3                        Standards for Determining Commercial Reasonableness.

(a)                                 Borrower and Lender agree that any disposition, as defined in the code (“disposition”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

(i)                                     Notice of the disposition is given to Borrower at least ten (10) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least ten (10) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

(ii)                                  Notice of the disposition describes the Collateral in general, non-specific terms;

(iii)                               The disposition is conducted at a place designated by Lender, with or without the Collateral being present;

(iv)                              The disposition commences at any time between 8:00 a.m. and 6:00 p.m., Los Angeles, CA time; and

(v)                                 With respect to any disposition of any of the Collateral, Lender may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.

(b)                                 Lender shall be free to employ other methods of noticing and disposing of the Collateral, in its discretion.

(c)                                  Lender shall have no obligation to attempt to satisfy the Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and Lender may release, modify or waive any collateral provided by any other third Person as security for the Obligation or any portion thereof, all without affecting Lender’s rights against Borrower.  Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.

(d)                                 Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and Lender’s compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e)                                  Lender may dispose of the Collateral without giving any warranties as to the Collateral.  Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(f)                                   If Lender disposes of any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser.  In the event that the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower will be credited with the proceeds of such disposition.

10.4                        Power of Attorney.

(a)                                 Borrower grants to Lender an irrevocable power of attorney coupled with an interest, authorizing and permitting Lender (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower’s expense, to do any or all of the following, in Borrower’s name or otherwise, but Lender agrees to exercise the following powers in a commercially reasonable manner:

(i)                                     Execute on behalf of Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect and maintain Lender’s security interest in the Collateral, or in order to exercise a right of Borrower or Lender, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

(ii)                                  Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Lender’s Collateral or in which Lender has an interest;

(iii)                               Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien;

(iv)                              Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Lender’s possession;

(v)                                 Endorse all checks and other forms of remittances received by Lender;

(vi)                              Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same;

(vii)                           Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

(viii)                        Pay any sums required on account of Borrower’s taxes or to secure the release of any liens therefor, or both;

(ix)                              Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor;

(x)                                 Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement; and

(xi)                              Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

(b)                                 Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorneys’ fees incurred by Lender (including attorneys’ fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand.  Lender may charge the foregoing to Borrower’s Loan Account and the foregoing shall thereafter bear interest at the same rate specified in this Agreement.  In no event shall Lender’s rights under the foregoing power of attorney or any of Lender’s other rights under this Agreement be deemed to indicate that Lender is in control of the business, management or properties of Borrower.

(c)                                  Borrower shall pay, indemnify, defend, and hold Lender and each of its officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with, or as a result of, or related to:  (i) the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, or (ii) any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or (iii) the use of the proceeds of the Loan provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or (iv) any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the “Indemnified Liabilities”).

(d)                                 Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the negligence or misconduct of such Indemnified Person.  This provision shall survive the termination of this Agreement and the repayment of the Obligations.

10.5                        Application of Proceeds.  All proceeds realized as the result of any sale of the Collateral shall be applied by Lender, first, to the costs, expenses, liabilities, obligations and attorneys’ fees incurred by Lender in the exercise of its rights under this Agreement, second, to the interest due upon any of the Obligations, and, third, to the principal of the Obligations, in such order as Lender shall determine in its sole discretion.  Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency.

10.6                        Remedies Cumulative.  In addition to the rights and remedies set forth in this Agreement, Lender shall have all the other rights and remedies accorded a secured party in equity and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Lender and Borrower, and all of such rights and remedies are cumulative and none is exclusive.  Exercise or partial exercise by Lender of one or more of its rights or remedies shall not be deemed an election, nor bar Lender from subsequent exercise or partial exercise of any other rights or remedies.  The failure or delay of Lender to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.

11.                               GENERAL PROVISIONS.

11.1                        Application of Payments.  Subject to Section 10.5 of this Agreement, all payments with respect to the Obligations may be applied, and in Lender’s sole discretion reversed and re-applied, to the Obligations, in such order and manner as Lender shall determine in its sole discretion.

11.2                        Charges to Accounts.  Lender may, in its discretion, require that Borrower pay monetary Obligations in cash to Lender, or charge them to Borrower’s Loan Account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Advances.

11.3                        Monthly Accountings.  Lender may provide Borrower monthly with a copy of the Loan Account that reflects all advances, charges, expenses and payments made pursuant to this Agreement.  Such Loan Account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Lender), unless Borrower notifies Lender in writing to the contrary within sixty (60) days after each Loan Account is rendered, describing the nature of any alleged errors or omissions.

11.4                        Notices.  Any notice, demand or request required hereunder shall be given in writing (at the addresses set forth below) by any of the following means:  (a) personal service; (b) electronic communication, whether by telex, telegram or telecopying; (c) overnight courier; or (d) registered or certified, first class U.S. mail, return receipt requested.

To Borrower:	To Lender:

AMPHASTAR PHARMACEUTICALS, INC.	CATHAY BANK
11570 6th Street	9650 Flair Drive
Rancho Cucamonga, California 91730	El Monte, California 91731
Attn: John Weber, CFO, Treasurer, SVP of Finance	Attn: Ken Chan
Facsimile No.: (909) 980-6139	Facsimile No.: (626) 279-3709

or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto pursuant to this section.  Any notice, demand or request sent pursuant to subsection (c), above, shall be deemed received on the business day immediately following deposit with the overnight courier, and, if sent pursuant to subsection (d), above, shall be deemed received forty-eight (48) hours following deposit into the U.S. mail.

11.5                        Severability.  Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

11.6                        Integration.  This Agreement and the Loan Documents and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Lender and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement.  There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.  Lender and Borrower agree that this Agreement and the other Loan Documents reflect the intentions of the parties thereto and that parol evidence is not required to interpret them.

11.7                        Amendment and Waivers.  The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Lender and clearly specifying the extent of the amendment or the waiver.  Any waiver of an Event of Default or Potential Default shall not be deemed as continuing and shall not extend to any subsequent or other Event of Default or Potential Default.  The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Lender shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith.

11.8                        Borrower Waivers.  Unless otherwise expressly required by this Agreement, Borrower hereby waives:  (i) demand, protest, notice of protest and notice of dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Lender on which Borrower is or may in any way be liable, (ii) notice of default and (iii) notice of any action taken by Lender, unless expressly required by this Agreement.

11.9                        No Liability for Ordinary Negligence.  Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Lender, but nothing herein shall relieve Lender from liability for its own gross negligence or willful misconduct.

11.10                 Actions.  Whether or not an Event of Default has occurred, Lender shall have the right, but not the obligation, to commence, appear in, or defend any action or proceeding which affects or which Lender determines may affect (a) the Collateral; (b) Borrower’s or Lender’s respective rights or obligations under this Agreement; (c) the Advances; or (d) the disbursement of any proceeds of any Advance.  Whether or not an Event of Default or Potential Default has occurred, Lender shall at all times have the right to take any or all actions which Lender determines to be necessary or appropriate to protect Lender’s interest in connection with the Advances.

11.11                 Time of Essence.  Time is of the essence in the performance by Borrower and Lender of each and every one of their respective obligations under this Agreement.

11.12                 Attorneys’ Fees, Costs and Charges.

(a)                                 On demand, Borrower shall reimburse Lender for all costs and expenses, including, without limitation, reasonable attorneys’ fees costs and disbursements (and fees and disbursements of Lender’s in-house counsel) (collectively the “Fees and Costs”) expended or incurred by Lender in any way in connection with:  (i) the enforcement of this Agreement or any other Loan Documents and the rights and remedies thereunder, including, without limitation, Fees and Costs incurred in connection with any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under this Agreement in connection with such enforcement or workout; (ii) collecting any sum which is or becomes due to Lender; (iii) any proceeding, or any appeal; or (iv) the exercise of the power of attorney granted to Lender in this Agreement.  Fees and Costs shall include, without limitation, all out-of-pocket fees and costs incurred by Lender in connection with the appraisal, inspection, due diligence, assessment, evaluation and insuring of the Collateral, and all fees and costs incurred by Lender in connection with the negotiation and preparation of this Agreement and the Loan Documents, including reasonable attorneys’ fees.  If litigation or other legal action is filed or commenced in connection with this Agreement or any of the other Loan Documents the prevailing party shall be entitled to its Fees and Costs.  Fees and Costs shall include, without limitation, attorneys fees and costs incurred in connection with the following:  (1) contempt proceedings; (2) discovery; (3) any motion, adversary proceeding, contested matter, submission or confirmation or opposition to plan of reorganization or any other activity of any kind in connection with a bankruptcy case or relating to any petition or the filing thereof under Title 11 of the United States Code; (4) garnishment, levy, and debtor and third party examinations; and (5) post judgment motions and proceedings of any kind taken to clarify, collect or enforce any judgment or award.

(b)                                 All Fees and Costs to which Lender may be entitled pursuant to this Agreement may be charged by Lender to Borrower’s Loan Account and shall thereafter bear interest at the rate specified in this Agreement.

11.13                 Benefit of Agreement and Assignment.

(a)                                 the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Lender; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void.

(b)                                 No consent by Lender to any assignment shall release Borrower from its liability for the Obligations.  Lender may assign its rights and delegate its duties hereunder without the consent of Borrower.

(c)                                  Lender reserves the right to syndicate all or a portion of the transaction created herein or sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Lender’s rights and benefits hereunder.  In connection with any such syndication, assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower’s business.  To the extent that Lender assigns its rights and obligations hereunder to a third Person, Lender thereafter shall be released from such assigned obligations to Borrower.

11.14                 Captions.  Headings have been set forth herein for convenience only and shall not affect the interpretation or meanings of any provisions of this Agreement.  Unless the contrary is compelled by the context, everything contained in each article and section applies equally to this entire Agreement.

11.15                 Independent Counsel.  Borrower and Lender each acknowledge that:  (i) they have had the opportunity to be represented by independent counsel in connection with this Agreement; (ii) they have executed this Agreement with the advice of such counsel, as applicable; (iii) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their representative counsel, as applicable; and (iv) the fact that this Agreement was prepared by Lender’s counsel as a matter of convenience shall have no import or significance.

11.16                 Publicity.  Upon request by Lender and consent from Borrower, which consent shall not be unreasonably withheld, Lender may and hereby is authorized, at its expense and in its sole discretion, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

11.17                 Governing Law; Jurisdiction; Venue.

(a)                                 This Agreement and all acts and transactions hereunder and all rights and obligations of Lender and Borrower shall be governed by the internal laws of the State of California, without regard to its conflicts of law principles.

(b)                                 As a material part of the consideration to Lender to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Lender’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

11.18                 Relationship of Parties.  Lender shall not be deemed to be, nor does Lender or Borrower intend that Lender shall ever become, a partner, joint venturer, fiduciary, manager, controlling person or participant of any kind in the business or affairs of Borrower, whether as a result of this Agreement or any of the transactions contemplated by this Agreement.  In exercising its rights and remedies under this Agreement, Lender shall at all times be acting only as a lender to Borrower within the normal and usual scope of activities of a Lender.

11.19                 Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same document.

11.20                 WAIVER OF RIGHT TO TRIAL BY JURY; JUDICIAL REFERENCE IN THE EVENT OF JURY TRIAL WAIVER UNENFORCEABILITY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY.  NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IN THE EVENT THAT THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE.  PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE.  IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN.  THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARM’S-LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN.  ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER.

Borrower and Lender have initialed this Section 11.20 to further indicate their awareness and acceptance of each and every provision hereof.

JW	SY
Borrower’s Initials	Lender’s Initials

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the heading to this Agreement.

BORROWER:

AMPHASTAR PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ JOHN WEBER
Name:	John Weber
Title:	Chief Financial Officer

LENDER:

CATHAY BANK,
a California banking corporation

By:	/s/SUSAN YANG
Name:	Susan Yang
Title:	SVP & Team Manger

EXHIBIT A

FORM OF BORROWING BASE CERTIFICATE

[See Attached]

CATHAY BANK BORROWING BASE CERTIFICATE ACCOUNTS RECEIVABLE ACTIVITY 1. Beginning of the Month General Ledger Balance as of: 2. ADD: Gross Sales for the Month 3. ADD: Debit memos, Returned Checks and Other Debit Adjustments 4. LESS: Collections for the Month 5. LESS: Credit Memos for the Month 6. LESS: Discount 7. LESS: Other Credit Adjustments 8. End of the Month General Ledger Balance as of: 9. Total Accounts Receivable as of: Ineligibles Consist of a. Amounts over 90 days b. Cross Aging over 50% c. Excess 15% Concentration d. Credit Balance over 90 days e. Foreign Accounts g. Contra Accounts h. Samples i. Inter-company /Employee Accts j. COD Accounts k. Customer Deposits l. Bill and Hold m. Finance Charge n. Consignment o. Variance of A/R to G/L 10. LESS: Total Ineligible Accounts 11. Total Eligible Accounts Receivable INVENTORY ACTIVITY 12. a. Total inventory as of: (use balance sheet) b. LESS: Ineligible inventory c. Total Eligible Inventory FUNDS AVAILABLE 13. a. Accounts Receivable Availability at 80 % of Line 11 b. Inventory Availability (Limited to the lesser of $ or % of Line 12c) c. Total Funds Available (Limited to the lesser of $ or Line 13a+13b) LOAN ACTIVITY 14. a. L/C Outstanding b. Acceptance Outstanding c. Loan Outstanding d. Total Loan Outstanding (Line 14a+14b+14c) 15. Collateral Position (Line 13c minus Line 14d) The above listed collateral is subject to a security interest in favor of Cathay Bank pursuant to the terms of a Security Agreement executed between the Bank and the undersigned. Borrower warrants that the current eligible accounts receivable and inventory are free and clear of lines and adverse claims except for the security interest of Cathay Bank. Submitted by: By: Name and Title Date:

EXHIBIT B

TRADE NAMES

1.  Cortrosyn

2.  Primatene Mist

3.  Amphadase

EXHIBIT C

LOCATIONS OF COLLATERAL

1.  11570 6th St., Rancho Cucamonga, CA 91730

2.  11480 6th St., Rancho Cucamonga, CA 91730

3.  11525 6th St., Rancho Cucamonga, CA 91730

EXHIBIT D

INTELLECTUAL PROPERTY REGISTRATIONS AND APPLICATIONS

1.  Cortrosyn

2.  Primatene Mist

CORPORATE APPROVAL TO BORROW

AND TO GRANT A SECURITY INTEREST

Borrower:	Lender:

AMPHASTAR PHARMACEUTICALS, INC.	CATHAY BANK
11570 6th Street	9650 Flair Drive
Rancho Cucamonga, California 91730	El Monte, California 91731

WHEREAS, a board meeting was held on March 23, 2012 by AMPHASTAR PHARMACEUTICALS, INC., a Delaware corporation (“Corporation”), and the Board of Directors unanimously approved the Corporation securing financing up to $30 million with CATHAY BANK, a California banking corporation (“Lender”);

WHEREAS, the Board of Directors conferred the authority to management to perform any and all acts reasonably required to proceed with such financing with Lender (the “Loan”);

Now Therefore, management is proceeding with such financing as follows:

(a)                                 To borrow money from Lender in such amounts and upon such terms as may be agreed upon between Lender and Corporation, to direct the disposition of the proceeds, and to execute and deliver or endorse documents, instruments and such related evidences of indebtedness, loan agreements, security agreements, financing statements, deeds of trust, riders, and of any renewals, extensions, or modifications of any such financial accommodation, whether in whole or in part thereof, whether now or hereafter existing, as may be required by Lender;

(b)                                 To sell to, or discount, modify or rediscount with, Lender any and all negotiable instruments, contracts or instruments or evidences of debt at any time held by this Corporation and to endorse, transfer and deliver the same together with guaranties of payment thereof or agreements to repurchase the same in favor of Lender, Lender hereby being authorized and directed to pay the proceeds of said sale, discount, modification or rediscount as directed by the endorsement thereon without inquiring into the circumstances of their issue or endorsement or the disposition of the proceeds;

(c)                                  To grant, pledge, transfer, endorse, mortgage, assign, or hypothecate to Lender or deed in trust for Lender’s benefit, any and all of the real or personal property of this Corporation (including, but not limited to, chattel mortgages, bills, instruments, documents, chattel paper, notes, money, deposit accounts, accounts, receivables, inventory, equipment, goods and general intangibles) as security for any monies borrowed from Lender or any liability incurred by this Corporation to Lender, whether matured or not matured, absolute or contingent, and wherever payable;

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(d)                                 To withdraw, receive and receipt for and to withdraw upon trust receipts on the responsibility and at the risk of this Corporation, and to sign orders for the withdrawal, substitution or exchange of any property pledged, assigned, transferred or otherwise held for this Corporation’s account; such withdrawals, substitutions or exchanges may also be made by the bearer of any order, receipt or request so signed;

(e)                                  To make, execute and deliver such documents, instruments, deeds of trust, riders, financing agreements, waivers, guaranties and agreements containing such provisions, covenants, recitals and agreements as may be required by Lender (which documents may contain restrictions on dividends or payments of indebtedness to officers);

(f)                                   To perform or cause to be performed all further acts and to execute and deliver all further instruments which Lender may deem necessary to carry out the purposes of this document; and

(g)                                  To direct Lender orally or by written instructions to disburse the proceeds of any loan in the name of the Corporation for any person, partnership, corporation or other legal entity, including, without limitation, said officer.

At any time the Lender may apply any money or property in its hands belonging to the Corporation to the payment of any indebtedness of the Corporation to Lender, whether due or not due.

The Secretary of this Corporation is hereby authorized to execute, acknowledge and deliver a certified copy of this document to Lender and any other person or agency which may require copies of this document and that the certification of the Secretary will be binding on this Corporation.

The Lender is authorized to act upon this document until written notice of the revocation hereof by a document duly adopted by the Board of Directors of this Corporation is delivered to Lender, such revocation in no way to affect the obligations of this Corporation to Lender incurred pursuant to the terms of this document prior to receipt by Lender of such notice of revocation.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

I, Jason Shandell, Secretary of the Corporation, duly organized and existing under the laws of the State of Delaware, do hereby certify that the Loan was duly and regularly passed and adopted at a meeting of the Board of Directors of said Corporation which was duly and regularly called and held on the 23rd day of March, 2012, at which meeting a quorum of the Board of Directors of said Corporation was at all times present and acting.

I further certify that said resolution taken by the board on March 23, 2012 to secure the Loan is still in force and effect and has not been amended or revoked and that

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the specimen signature appearing below is the signature of the officer authorized to sign for this Corporation by virtue of said resolution.

AUTHORIZED SIGNATURE:

/s/ JOHN WEBER
Name: John Weber
Title: Chief Financial Officer

IN WITNESS WHEREOF, I have hereunto set my hand as such Secretary of said Corporation this 27th day of April, 2012.

/s/ JASON SHANDELL
Jason Shandell, Secretary

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SECURITY AGREEMENT

(ASSIGNMENT OF DEPOSIT ACCOUNT)

For value received, AMPHASTAR PHARMACEUTICALS, INC., a Delaware corporation (“Assignor”), hereby assigns, pledges, and transfers to CATHAY BANK, a California banking corporation (“Lender”), and to its successors and assigns, all of Assignor’s right, title, and interest in and to that certain demand deposit account with Lender in the name of “Amphastar Pharmaceuticals, Inc.” and maintained at Lender, Account No. 11041633 (the “Deposit Account”), together with all monies or proceeds due or to become due under said Deposit Account, and all sums due or to become due thereon or therefrom by way of interest, repayments or otherwise and all proceeds thereof (collectively, the “Collateral”). This Security Agreement (Assignment of Deposit Account) (“Agreement”) is the “Assignment of Deposit Account Agreement” described in that certain Revolving Loan and Security Agreement dated April 10, 2012 , by and between Assignor and Lender (together with any and all amendments, modifications or supplements thereto, the “Loan Agreement”), and the Deposit Account is the “Borrower’s Primary Operating Account” described in the Loan Agreement.

1.                                      Obligations Defined.  This assignment, pledge and transfer is given to Lender by Assignor as collateral security for all of the following obligations (individually and collectively, the “Obligations”): all indebtedness, liabilities and obligations now or hereafter owing to Lender by Assignor of any kind and description pursuant to or evidenced by the Loan Agreement or any other instruments or documents executed in connection therewith, whether direct or indirect, absolute or contingent, joint or several, and howsoever evidenced, no matter how arising; all amounts advanced or incurred by Lender on account of Assignor under the terms of this Agreement or for the maintenance or preservation of the Collateral; any and all amendments, modifications, renewals or extensions of Obligations including those evidenced by new or additional agreements or instruments changing the rate of interest or adding or releasing any third party on the Obligations; and all costs of collection, including fees and expenses in connection with the protection or realization of the Collateral or the enforcement of this Agreement, the Loan Documents (as defined in the Loan Agreement), the instruments, other notes, or other agreements evidencing the Obligations, whether or not suit is filed.

2.                                      Representations, Warranties and Covenants.  Assignor represents, warrants, and covenants that: Assignor is the owner of the above-described Collateral, and that such Collateral is free and clear of all liens and encumbrances of any nature whatsoever except for the lien in favor of Lender securing the obligations of Assignor to Lender; Assignor has not made any prior assignment or transfer of said Deposit Account or other Collateral, and shall not make any further assignment or transfer thereof during the term of this Agreement; Assignor has not withdrawn, canceled, been repaid, or redeemed all or any part thereof; there is no pending application for the withdrawal, cancellation, repayment, or redemption thereof; and this Agreement is valid, binding, and enforceable.

3.                                      Extent of Security Interest.  This Agreement is a continuing security agreement, securing all Obligations, including those arising after any repayment and reborrowing and those arising under successive and future transactions which shall increase, renew or modify the Obligations; it is without limitation as to its effective period and the Obligations hereunder may be terminated only upon payment in full of all Obligations or the termination or expiration of

Lender’s obligation to extend credit to Assignor.  Each credit granted to Assignor, including all present and future Obligations or the termination or expiration of Lender’s obligation to extend credit to Assignor, is and shall be granted by Lender in reliance on this Agreement.  This Agreement shall not constitute a commitment of any nature by Lender to renew or hereafter extend credit.

4.                                      Restrictions on Deposit Account.  Assignor’s rights to withdraw, access or otherwise utilize all or any portion of the funds now or hereafter deposited in the Deposit Account shall be subject to the terms and conditions set forth in the Loan Agreement.

5.                                      Power of Attorney.  Assignor hereby irrevocably constitutes and appoints Lender the true and lawful attorney of Assignor, with full power of substitution: to demand, collect, and receive payment of any and all monies or proceeds due or to become due under said Deposit Account and the other Collateral; to execute any and all instruments required for the withdrawal or repayment of same, or any part thereof; to insert in any instrument for the withdrawal of funds signed by Assignor the date and amount due under said Deposit Account and other Collateral, and to complete such instruments in any respect and in all respects to deal with said Deposit Account and other Collateral as the holder thereof; and, in its discretion, file any claim or take any other action or proceeding, either in its own name or in the name of Assignor, or otherwise, which Lender may deem necessary or appropriate to protect and preserve the right, title, assignment, pledge, transfer, and interest of Lender hereunder.  This Agreement shall remain in full force and effect unless and until the Obligations are indefeasibly satisfied in full.

6.                                      Financing Statements and Other Documents.  Assignor hereby agrees to permit Lender to file one or more financing or continuation statements, and any amendments thereto, all without Assignor’s signature, where permitted by law, to perfect the security interest granted herein.  Assignor agrees to sign such financing statements and other documents if requested by Lender.  Any filing fees associated with the security interest granted herein charged by a public officer shall be for Assignor’s account and, if paid by Lender, shall be payable by Assignor to Lender upon demand.

7.                                      Delivery of Documents.  Assignor hereby agrees to deliver and does hereby pledge to Lender all written evidence of the Deposit Account and other Collateral, including, without limitation, all bank passbooks, certificates of deposit, and savings certificates with respect thereto.  Lender is authorized at any time or times to notify each issuer or obligor with respect to the Deposit Account and other Collateral of the assignment, pledge, and transfer thereof to Lender, and to direct such issuer or obligor to mark its records accordingly.  Assignor agrees to execute and deliver to Lender such further agreements, documents, assignments, and notices, in form and substance satisfactory to Lender, as Lender may request in its discretion in order to effectuate the purposes hereof.

8.                                      Authorization.  Either before or after termination of this Agreement, Assignor authorizes Lender, at its sole discretion, with notice, and without affecting Assignor’s continuing liability hereunder, from time to time, to: (i) apply any sums received from Assignor, or from the sale or foreclosure of Collateral, to any, all, or any portion of the Obligations in any order, regardless of whether the Obligations are due and payable; (ii) exercise any right or remedy it may have with respect to any Obligations, or any other collateral securing any of the Obligations,

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this Agreement, or any guaranty of the Obligations, including bidding and purchasing at any sale of any such collateral, and compromising, collecting or otherwise liquidating any such collateral or any of the Obligations, and/or (iii) make such payments and perform such acts as Lender may deem necessary to preserve and insure the Collateral or its value or Lender’s security interest, including, without limitation, any action which Assignor shall have agreed to take pursuant to the terms of this Agreement.

9.                                      Default and Remedies.  The following acts or omissions shall each constitute a default under this Agreement: (a) Assignor breaches any term or condition of this Agreement; (b) any representation or warranty contained in this Agreement is false or misleading; (c) Assignor defaults on, or fails to perform any of, the Obligations; or (d) an Event of Default (as defined in the Loan Agreement) occurs under the Loan Agreement.

In addition to any other authorizations and rights of Lender with respect to the Deposit Account or any other Collateral, and without limiting anything else stated herein to the contrary, upon the occurrence of a default hereunder and so long as such default remains uncured, Lender may, at its option, prohibit any withdrawals or reductions from the Deposit Account and other Collateral (to the extent any such withdrawals or reductions are at any time permitted hereunder or under the Loan Agreement or other Loan Documents) and exercise any and/or all of its rights and remedies under the California Commercial Code, and as otherwise granted hereunder, or at law, or in equity, including, without limitation, the withdrawal of any and all amounts in the Deposit Account, the sale or other disposition of the Collateral and/or the giving of notice to third parties in possession of the Collateral to turn over the Collateral to Lender.  Lender shall have all rights, powers, privileges, and remedies of a secured party under the California Commercial Code, or other applicable law, with respect to the Collateral.  All of the rights and remedies of the Lender are cumulative and not alternative.

10.                               Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.  This Agreement may not be amended, modified, or terminated except in writing executed by Lender and Assignor.  Assignor agrees that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California or, at the option of Lender, any court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy.  Assignor consents to the jurisdiction of any competent state or federal court within that state.

11.                               Miscellaneous Provisions.

(a)                                 If any provision of this Agreement is found to be unenforceable, the remainder of this Agreement shall remain in full force and effect, and shall be enforceable in accordance with its terms as if the unenforceable provision was not included herein.

(b)                                 If more than one person executes this Agreement, the Obligations of Assignor hereunder are joint and several.  All words used herein in the singular shall be deemed to have been used in the plural when the context and construction so require.

(c)                                  [Intentionally deleted].

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(d)                                 Assignor agrees to pay attorneys’ fees and all other costs and expenses which may be incurred by Lender in connection with this Agreement.

(e)                                  Paragraph headings are for convenience only and are not part of this Agreement.

(f)                                   This Agreement and the Collateral are assignable in whole or in part by Lender with any one and/or several of the Obligations and, when so assigned, Assignor shall be bound to the assignees on the same terms as set herein without affecting Assignor’s liability hereunder with respect to any of the Collateral not so assigned.

(g)                                  All notices, requests and demands hereunder shall be made to Lender and to Assignor as provided in the Loan Agreement.

(h)                                 No modification or change to this Agreement in any of the terms and conditions shall be effective unless in writing and signed by authorized representatives of both Assignor and Lender.

(i)                                     The rights and remedies of and authority granted to Lender under this Agreement shall be in addition to that granted by any statute or rule of law.  No delay or omission on the part of Lender or its assignee in exercising any right hereunder shall operate as a waiver of such right, or any other right under this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Assignor has executed this Agreement as of the 30th day of March, 2012.

ASSIGNOR:

AMPHASTAR PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ JOHN WEBER
Name:	John Weber
Title:	CFO

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